EXHIBIT 10.37

     WAIVER, dated as of May 1, 2005 (this “Waiver”), to the Amended and Restated Credit Agreement, dated as of January 16, 2004 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among CSK Auto, Inc., an Arizona corporation (the “Company”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), the Syndication Agent and the Co-Documentation Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

     WHEREAS, the Company has requested that the Lenders waive compliance with a certain covenant of the Credit Agreement; and

     WHEREAS, the Lenders have consented to such waiver but only on the terms and conditions contained herein;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

     2. Waiver.

     (a) The Lenders hereby waive, with respect to the fiscal quarter ending May 1, 2005, compliance with the Consolidated Leverage Ratio covenant contained in Section 8.7 of the Credit Agreement; provided, that the Consolidated Leverage Ratio for the period of four consecutive fiscal quarters of the Company ending May 1, 2005 does not exceed 3.50 to 1.0.

     (b) The Lenders hereby agree that the term “Indebtedness” shall exclude all items that would be considered indebtedness due to EITF 97-10 for all purposes on and after May 1, 2005; provided, that the aggregate amount of such items shall not exceed $15,000,000.

     (c) The Lenders hereby agree that the Company shall be permitted to furnish the financial statements referred to in Section 7.1(a) of the Credit Agreement for Fiscal Year 2004 not later than five days after the filing thereof with the Securities and Exchange Commission; provided, that such financial statements shall be delivered on or before May 31, 2005.

     3. Effectiveness. This Waiver shall become effective as of May 1, 2005 on the date on which the Administrative Agent shall have received (a) this Waiver, executed and delivered by the Administrative Agent, the Company and the Required Lenders, and (b) a waiver fee, for the account of each Lender executing this Waiver by 12:00 noon (New York time) on May 2, 2005, in an amount equal to 0.05% of the sum of such Lender’s (i) Revolving Commitment and (ii) outstanding Tranche C Term Loans as of such date.

     4. Representation and Warranties. The Company hereby confirms, reaffirms and restates that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of May 1, 2005 as if made on and as of such date (unless stated to relate to a specific earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date). The Company represents and warrants that, after giving effect to this Waiver, no Default or Event of Default has occurred and is continuing.

     5. Continuing Effect of the Credit Agreement. This Waiver shall not constitute a waiver of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Company that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     6. Counterparts. This Waiver may be executed by the parties hereto in any number of separate counterparts (including facsimiled counterparts), each of which shall be deemed to be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     7. Expenses. The Company agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Waiver, including, without limitation, the fees and disbursements of one counsel to the Administrative Agent.

     8. GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

CSK AUTO, INC.
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender
By:
Name:
Title:

Signature page to the Waiver, dated as of May 1, 2005, to the CSK Auto, Inc. Amended and Restated Credit Agreement

[Name of Lender]

By:

Name:
Title: